EXHIBIT 99.1

CORPORATE PARTICIPANTS
Jeff Tryka Lambert Edwards & Associates - IR
Fred Zinn Drew Industries Incorporated - President, CEO
Jason Lippert Drew Industries Incorporated - Chairman, CEO, Lippert Components & Kinro
Joe Giordano Drew Industries Incorporated - CFO, Treasurer

CONFERENCE CALL PARTICIPANTS
Scott Stember Sidoti & Company - Analyst
Daniel Moore CJS Securities - Analyst
Jamie Wilen Wilen Management Company - Analyst
Kevin Leary Spitfire Capital - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the second quarter Drew Industries earnings conference call. My name is Breen. I'll be your operator for today. At this time, all participants are in listen-only mode. Later we will conduct the question-and-answer session. (Operator instructions).

As a reminder, this conference is being recorded for replay purposes.

At this time, I would like to turn the conference over to your host for today, Mr. Jeff Tryka, Drew's Industrial (sic) Relations firm. Please proceed.

Jeff Tryka - Lambert Edwards & Associates - IR

Thank you, Breen.

Good morning, everyone and welcome to Drew Industries 2012 second quarter earnings conference call. I'm Jeff Tryka with Lambert Edwards, Drew's investor relations firm, and I'm joined on the call by members of Drew's management team, including Leigh Abrams, Chairman of the Board of Drew; Fred Zinn, President, CEO and a Director of Drew; Jason Lippert, Chairman and CEO of Lippert Components and Kinro and a Director of Drew; and Joe Giordano, CFO and Treasurer of Drew.

We want to take a few minutes to discuss our second quarter results. However, before we do so, it is my responsibility to inform you that certain statements made in today's conference call regarding Drew Industries and its operations may be considered forward-looking statements under the securities laws. As a result, I must caution you that there are a number of factors, many of which are beyond the company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors are identified in our press releases and in our Form 10-K for the year ended 2011 and in our other filings with the SEC.

With that, I would like to turn the call over to Fred Zinn. Fred?

Fred Zinn - Drew Industries Incorporated - President, CEO

Thank you, Jeff. And again, thank you all for joining us on the call today.

Drew's sales growth during the second quarter and through July continues to substantially exceed industry-wide growth in our end-markets. Our sales growth was primarily the result of our acquisitions, new product introductions and continued focus on new, but similar markets, which we call adjacent markets.

In our first quarter conference call, I said that achieving favorable returns on our acquisitions and other investments was among our top priorities for 2012. While the results of acquired businesses and other investments did improve in the second quarter, our consolidated profit margin, while good by many measures, did not meet our expectations. The reasons for this are addressed in the press release.

As the RV selling season winds down over the balance of the year, our sales will slow and our excess overtime and related costs should naturally diminish. That's not the real issue though. Our real goal is to implement plans so that we'll be prepared for that increased demands that we expect next selling season, next spring, and even beyond that. And that's why we've done long-term strategic planning, resource planning and shorter-term operational planning.

The exceptional increases that we experienced in the demand for our products is obviously a very positive development. And it gives us the opportunity to achieve significant future profit growth. Now we have to capitalize on that opportunity. I assure you that management continues to devote its attention to specific action plans that resulted from our strategic and resource planning to improve our results. These steps include increasing physical capacity; continuing to develop our pool of talented managers; investing in automation where appropriate; and expanding the capabilities of our support systems.

We're committed to continuing our long-term track record of generating favorable returns on the capital invested by Drew. Further, our board of directors has a very long established policy to use our executive compensation plans to incentivize growth in profit and return on investment rather than sales growth.

Over the last several years, we've invested in businesses, markets and products that have significantly increased our sales and expanded our growth opportunities. We've broadened our product lines in our core RV business, and we're focused on the aftermarket for our RV and manufactured housing products. In addition, we're diversifying into adjacent industries for our products, such as cargo, utility and livestock trailers, transit and school buses, modular housing and factory-built office units.

Thus far, we've achieved considerable initial success at gaining share in these new markets. In the first half of this year, our combined sales to adjacent markets increased to nearly $50 million. And that's about 10% of consolidated sales, up from about $25 million in the first half of 2011. We've also continued to increase sales of several of the key newer products in our core RV business, such as entry doors, in-wall slide-out mechanisms, bonded windows and awnings and others.

While this sales growth has come with growing pains that impacted our short-term profit margins, we do believe that the production capabilities we're continuing to develop will enhance our competitive cost advantages in the new products and new markets. Over time, this will enable us to continue to grow and to achieve even more favorable returns on these investments.

As many of you know, I speak regularly with analysts and institutional investors who are interested in Drew. And often, I really do learn as much from them as they do from me, whether it's their insights about executive comp or returning cash -- free cash to investors, or which markets they believe will have favorable growth prospects. Over the past year, I have to say that I've had a lot more conversations with investors than typical about manufactured housing. It seems that many investors and analysts are becoming more optimistic about the prospects for the single-family housing market and the part that affordable housing and manufactured housing in particular might play in their recovery.

Our manufactured housing customers also seem to be getting more optimistic about the near-term improvements in their markets, as well as their prospects for continued recovery over the longer term. As a result, some of these customers are planning to increase their production capacity.

Industry-wide production of manufactured homes has increased double-digit year-over-year for the last nine months from September 2011 through May 2012. That's the last month that data is available for. While we can't predict whether this market-wide expansion will continue, the recent trend is certainly encouraging. If a recovery in residential housing develops as many believe, continued improvement in the manufactured housing market could become a reality. And to put that in perspective, if -- and we have to emphasize that if -- single-family housing starts grow to 1 million homes in the next few years, which is still well below historical norms, and if manufactured housing maintains its current share of about 10% of the single-family housing market, we could see the manufactured housing industry nearly double from today's levels.

Further, we are prepared to participate in the manufactured housing recovery should it continue. As we've seen this year, we must continue to invest in our production capabilities to support above normal growth. However, we have the capacity to increase production in our manufactured housing segment without requiring extensive capital expenditures. In 2010 and '11, our manufactured housing segment operating margins were quite strong and have improved year to date in 2012.

In summary, we have a broad array of opportunities both within and outside our core RV and manufactured housing markets. During the last several years, we've begun to turn these opportunities into actual sales growth. And we have significant additional growth potential. Further, we're very proud of the long-term track record we have of achieving favorable margins. And we're focused on repeating those successes by continuing to implement effective action plans to improve profit margins.

In the coming quarters, we'll continue to update you on our progress toward each of our primary long-term goals, including growth in our core markets, diversification into adjacent markets, and improvements in our production efficiencies and cost structure.

Now I'll ask Joe to review our results in more detail.

Joe Giordano - Drew Industries Incorporated - CFO, Treasurer

Thank you, Fred.

Before discussing our results, I want to point out that for greater clarity, we have reformatted our press release. Rather than including certain information in the body of the release, we have provided the same supplemental information in tabular format on an additional page of the release. Please let us know your thoughts on this new design over the coming weeks.

Turning back to the results, net sales for the second quarter of 2012 reached a record $251 million. And sales for the 12 months ended June 2012 exceeded $800 million, also a record for any 12-month period. These strong results are the outcome of our customer first focus and our ability to execute our sales growth strategy of completing acquisitions, introducing new products, and growing market share.

Content growth in travel trailer and fifth wheel RVs is one of our strategic goals. And for the six months ended June 2012, which included the full effect of the 2011 acquisitions, our content per travel trailer and fifth wheel RV increased 19% to $2,676 per unit as compared to nearly $2,250 per unit in the first six months of 2011. Approximately half of this content growth was due to acquisitions, with the balance of this increase in content resulting primarily from our increased product offerings over the last several years.

During the past decade plus, we have consistently been able to grow sales through new product introductions. For one example, we introduced our RV entry doors in late 2009. And in just over two and a half years, our market share is over 50% and we have annual sales in excess of $30 million.

One of the latest in the long list of new products introductions is our new Solara awning product line, which we introduced in the latter half of 2011. Initial acceptance of our awnings has been favorable. And we anticipate quickly gaining market share in this product line.

As a result of increased volatility in the economy, the increased complexities in our business, and changes in the industries we serve, resource planning, although challenging, has become increasingly important. As such, as Fred mentioned, we have increased our focus on strategic planning and expect to soon begin to realize the benefits that an effective strategic planning process can provide. We have and we will continue to review our long-term needs for capacity and personnel, considering economic and industry trends, as well as our strategic plans for growth.

To meet our current and projected capacity needs, as well as improve efficiencies, our capital expenditures for 2012 are currently projected to be $23 million to $25 million. This includes the addition of a second glass tempering operation, expansion of one of our RV chassis facilities, the purchase of a larger facility to house all of our furniture operations, and the completion of our extrusion business. And these are all in addition to our routine maintenance capital expenditures.

Our cash balance at June 2012 was $43 million. And that compared to $37 million at June 2011. This net increase of $6 million was after we invested $45 million in six acquisitions and $27 million in capital expenditures over that 12 month period. As indicated by these numbers, Drew's cash flow has been strong, and not only for the past 12 months but for the past several years. As a result, with no debt, substantial available credit lines and solid cash flow, we remain well positioned to continue to take advantage of investment opportunities to further improve our results and provide value to stockholders.

Our gross margin decreased from 20.1% in the first quarter of 2012 to 18.5% in the second quarter of 2012. Despite the benefits gained from the spreading of fixed cost over a larger sales base, our gross margin was impacted by lower operating efficiencies and higher material costs, resulting from the greater-than-expected surge in industry-wide production levels and related capacity constraints. And collectively, these items are classified primarily in costs of goods sold.

SG&A as a percent of sales declined from 13.4% for the full-year of 2011 and 12.3% in the first quarter of 2012 to 10.9% in the 2012 second quarter. This decline was primarily because of the efficiencies gained by the spreading of fixed cost over a larger sales base. And in addition, our incentive compensation, which is based on profits, did not change proportionally with sales.

Thank you for your time. Now I'll turn it back to Fred.

Fred Zinn - Drew Industries Incorporated - President, CEO

Great. Thanks, Joe. And, operator, you can now open it up for questions.

QUESTION AND ANSWER

Operator

(Operator Instructions). Your first question comes from the line of Scott Stember with Sidoti and Company. Please proceed.

Scott Stember - Sidoti & Company - Analyst

Could you guys talk about some of the costs that we had in the quarter and when we would likely start to see the abatement of these costs?

Fred Zinn - Drew Industries Incorporated - President, CEO

Sure. As we said -- as I said in my prepared part of the speech, the costs were largely related to the unprecedented demand. Remember in our RV segment, in particular, our sales were up 39% in the second quarter. We had 1,100 more employees in June 2012 than we had in June 2011.

And think about the costs that are involved in training and support of 1,100 more employees, and the learning curve that those employees went through, we did what we had to do to meet the increased demand and maintain our commitments to our customers. We spent what we had to spend to make sure that customers' needs were satisfied.

Certainly, the increase in demand is a very positive development. And you can't really accomplish the kind of profit growth we expect without increasing demand for your products. So that was our natural and very important first step. And you can't keep that kind of a sales growth unless you meet the customers' needs. So we have to be on time with that delivery. We have to have quality products. And to do that this quarter, we spent some money because of the unprecedented increase in demand for our products.

Now in terms of the timing, as I said in my prepared remarks, the RV selling season will wind down in the fall and by the end of the year. And our hiring will return to normal. So our overtime and the related cost hopefully will diminish greatly -- excess cost should diminish greatly.

But you should be aware that as our sales volumes decline over the balance of the year as the season slows in the fall, our profit margins typically decline as well. So the improvement in our production efficiencies will be masked to a certain extent, anyway. But at this point, Scott, we do anticipate we'll show margin improvement in Q3 compared to the Q3 of last year.

Jason, anything you want to add to that?

Jason Lippert - Drew Industries Incorporated - Chairman, CEO, Lippert Components & Kinro

Just that I think it's important to know that our industry typically doesn't do any kind of real high-level forecasting. It's just hard to know what's going to happen. So when the industry turns on a dime like it did this year and fires up and stays fired up as long as it did, it's just -- we're kind of just taking it week-by-week.

So that was one of the difficult factors. But the season is winding down now. Our labor is already coming down, so some of the costs are starting to come back into check as we speak.

Scott Stember - Sidoti & Company - Analyst

Okay. And the second question on the aluminum extrusion operations, can you talk about how much or how self-sufficient you are right now with these operations and plans to sell product outside of your own operations?

Fred Zinn - Drew Industries Incorporated - President, CEO

Well, the extrusion operation is coming along. We're continuing to increase our output and supply a significant portion of our own demand. And we still see significant potential for selling to outsiders, to the RV industry and other industries in our shipping region.

Jason, anything you want to add to that -- these specifics?

Jason Lippert - Drew Industries Incorporated - Chairman, CEO, Lippert Components & Kinro

Yes, the answer, Scott, to the question specifically, I mean we're just supplying a fraction of our own needs right now, getting used to the equipment and getting production on a regular basis. And it'll be several months, yes, before we get really to the outside. We've got to tackle 100% of our inside business first, so -- but we get closer and closer every quarter.

Scott Stember - Sidoti & Company - Analyst

That's great. Thanks. And the last question, just talking about the comments you made about the July sales and the commentary about the RV Industry being up 20% to 25%, is that year-over-year gain or just a function of last year's sale heading off so much, heading into the open house event?

Fred Zinn - Drew Industries Incorporated - President, CEO

Yes. Well, last year's July industry -- or travel trailer and fifth wheel production was down about 9% or 8% --

Joe Giordano - Drew Industries Incorporated - CFO, Treasurer

Correct.

Fred Zinn - Drew Industries Incorporated - President, CEO

So it's certainly against -- the 20%, 25% increase is against easier comps, no doubt. And it wasn't as if the industry stayed down for just a couple of months before that and a couple of months after. That was kind of a one-time thing last July. So it's easier comps.

Scott Stember - Sidoti & Company - Analyst

Yes. I was just trying to get a sense of the cadence heading it to July. What we're hearing is that there's a similar dealer reluctance to take on inventory heading into the open house in September.

Fred Zinn - Drew Industries Incorporated - President, CEO

Well, I think, our orders for July -- or excuse me, for August are pretty good. So I don't see that now.

Jason, do you see any hesitancy on the part of our customers or dealers?

Jason Lippert - Drew Industries Incorporated - Chairman, CEO, Lippert Components & Kinro

No, I think the fact that, you know, July is up, so heavy, and we talked about 50%, that's a signal that that's not letting up. So I'm sure there're certain dealers out there that are letting up a little bit and more as we get closer to the open house event. But like I said, you know, August is looking real strong. And we'll see dealers leading up to September; some people back off awaiting to take product until they see what's new and exciting for the open house.

Scott Stember - Sidoti & Company - Analyst

Okay, great. That's all I have. Thank you.

Operator

Your next question comes from the line of Daniel Moore, CJS Securities. Please proceed.

Daniel Moore - CJS Securities - Analyst

Good morning. Thanks for taking the question.

Fred Zinn - Drew Industries Incorporated - President, CEO

Hey. Good morning, Dan.

Daniel Moore - CJS Securities - Analyst

The -- you mentioned you expect sequential or, excuse me, year-over-year margin improvement by Q3, gross margin, as well as the operating margin. Is that correct?

Fred Zinn - Drew Industries Incorporated - President, CEO

I'd actually have to take a look at it. And Joe is shaking is head, yes. So I'm sure it is, certainly, in terms of operating margins. And I think in gross margins, we do expect improvement.

Daniel Moore - CJS Securities - Analyst

Perfect. And the sales through adjacent industries obviously continued to accelerate. You mentioned awnings. Can you maybe talk a little bit more about some of the other products that are gaining traction and driving that growth?

Fred Zinn - Drew Industries Incorporated - President, CEO

Yes. Jason, do you want to talk about it, the other products? (Multiple speakers).

Jason Lippert - Drew Industries Incorporated - Chairman, CEO, Lippert Components & Kinro

I think we touched on the entry door product, which isn't new obviously, but we still continue to gain more there.

Awnings, I'd say we obviously started kind of toward the end of calendar 2011 and we took on a couple of accounts early this year just to get the bugs worked out and get the customers familiar with the product and really listened to them to see what they thought we can improve before we went to mass market with the product. And now we're starting to really ramp up volumes.

So it's a good of a product launch as we've had. We compare it to entry doors or leveling or any of the other big launches we've had in the last couple of years, it's successful so far. It's being well received. And we've got a lot of new and increased benefits over what our competition has. So we're happy. We're starting to get some aftermarket penetration, too, already. So we're feeling pretty good about it.

Leveling is another big area, new product. It's -- every quarter, we're seeing more and more dealers and retail customers trying to target the OEs to put more of that on their products. So that's a huge part of our content growth right now, the leveling.

Fred Zinn - Drew Industries Incorporated - President, CEO

Another thing that jumps at me when I look at the numbers is increase in our content for motor home. And I think a good portion of that is driven by the acceptance of the new in-wall slides. So that's another product that, as we've expected. It's not entirely new, I think it was January or February of 2010 that was originally introduced. But it's really starting to gain momentum as well.

Daniel Moore - CJS Securities - Analyst

That's helpful. And lastly, maybe just talk -- this is a little more qualitative. But talk about given all the acquisitions over the last 12 months, the new product introductions, to what extent did all of that activity sort of exacerbate the challenge of handling an unexpected spike in demand over the last two quarters?

Fred Zinn - Drew Industries Incorporated - President, CEO

Yes, it's hard to quantify. But I would say it certainly did exacerbate it. We took on a lot of new volume. We didn't expect the industry to grow at the levels that it has grown this year. So we didn't expect the kind of flow through our factories than what we've seen with products. We didn't expect the level of customer acceptance with some of our own new products. So each of those was a piece to the puzzle. But you're right; it certainly did have an impact on the issues we had this quarter.

Daniel Moore - CJS Securities - Analyst

I appreciate it. And I look forward to seeing you at our conference.

Fred Zinn - Drew Industries Incorporated - President, CEO

Thanks a lot.

Operator

(Operator Instructions). Your next question comes from the line of Jamie Wilen, Wilen Management. Please proceed.

Jamie Wilen - Wilen Management Company - Analyst

Nice quarter, gentlemen. Just a question about acquisitions; a lot of the acquisitions that you've made have been small companies, under-capitalized with an interesting product line that you were then able to take and expand the industry. How can these guys handle that type of up-surge in business? And does that -- and due even more to the people that you're selling your products to as you gain new product lines?

Fred Zinn - Drew Industries Incorporated - President, CEO

Well, if I understand your question, I think it's probably -- well, we're obviously larger and better equipped to handle the surge in demand than a small company. There -- at least several of them are kind of focused on one product or one product area. So they don't have the complexities of at the same time introducing their own new products and surges in demand on other products, that we may have had.

So I think ours is a little more complex. But I think that given all of that, we handled it well. And the bottom line, the most important thing is that we kept our customers satisfied. We met their needs. I'm not sure that companies we acquired, the operations we acquired could have or not.

Jamie Wilen - Wilen Management Company - Analyst

As you expand your business and then hired all these people, what's the optimal level to run your plants? Do you try to run two shifts a day or -- I mean, when you're hiring all these people, you're not just opening up mothballed plants. What's the most effective way to run your business?

Fred Zinn - Drew Industries Incorporated - President, CEO

Jason, do you want to address that?

Jason Lippert - Drew Industries Incorporated - Chairman, CEO, Lippert Components & Kinro

Yes. And I -- typically, we're running a one-shift operation or a one-shift operation at 45 hours or 50 hours. But we've run some secondary shifts and even some third shifts with some of our plants with the explosive growth we've had. So that's why it really helped us as we get into uncertain times where growth might explode a little bit more than what we think and we got the second and third shift capabilities ready to--

Jamie Wilen - Wilen Management Company - Analyst

Okay.

Jason Lippert - Drew Industries Incorporated - Chairman, CEO, Lippert Components & Kinro

--ramp up if we need to. But our typical plant run is just one shift. And with the complexity of some of our products, it's easier to train the employees and [just do one large per shift].

Jamie Wilen - Wilen Management Company - Analyst

So that means as business grows, you're going to have to open up some -- more and more of the mothballed facilities as opposed to use the existing footprint.

Jason Lippert - Drew Industries Incorporated - Chairman, CEO, Lippert Components & Kinro

Yes, we don't have too many mothballed facilities right now. But we just opened up one the other week, just a couple of weeks ago. So we've also purchased a couple of facilities, too, here recently, so because of the need for expanded capacity.

But when the capacity needs arise, we've typically got our eyes on building space in the area that we think would be good. We know -- we kind of know what products are going to grow and what spaces we're going to grow out of, and are planning well ahead on where to move those if volume does get too big to the point where we need to move out of one plant and expand into another.

Jamie Wilen - Wilen Management Company - Analyst

Okay. But, basically, all your plants are running at 100% of capacity during this point in time. There was no real ability to shift from one plant that was not--

Jason Lippert - Drew Industries Incorporated - Chairman, CEO, Lippert Components & Kinro

Well, again, if you consider capacity, multiple shifts and we expanded to two shifts at some plants and three shifts at one or two, we still have quite a bit of capacity. The problem becomes as quick as the business comes on, our ability to handle that and train -- we hired 1,000 employees in the last six months. So the ability to hire, get good employees and train in a short period of time, that's really the bottleneck. It's not having the space so much--

Jamie Wilen - Wilen Management Company - Analyst

Okay.

Jason Lippert - Drew Industries Incorporated - Chairman, CEO, Lippert Components & Kinro

--if we can get at that pretty quick, if that answers your question.

Jamie Wilen - Wilen Management Company - Analyst

Yes. And lastly, with hiring 1,000 employees, you've been through this routine many times over the last decades. With higher unemployment rates, were we able to hire employees at that lower rates than we have in the past?

Fred Zinn - Drew Industries Incorporated - President, CEO

Let me just tee it up there, Jason. I think the issue is that it's not only us that's hiring. So the whole RV industry, which is centered in the Northern Indiana, is hiring too. There's competition.

So, Jason, do you want give us specifics?

Jason Lippert - Drew Industries Incorporated - Chairman, CEO, Lippert Components & Kinro

Yes. I've often told people the same thing. It's just -- it's heavily concentrated in the RV and housing business of county areas where we work. When everybody goes to the well at the same time, I mean it really taps out the people that are in the community looking for work. And as you probably know, just because there's 8% unemployment or whatever the number, it doesn't mean that you've got that many people that are looking for work. There's a lot of people that are sitting home, really not motivated to work. They can come to work and maybe make $100 or $150 more a week than what they're earning on unemployment. It doesn't necessarily motivate them to come and work 40 hours a week.

Jamie Wilen - Wilen Management Company - Analyst

Okay. Very good. I look forward to good volume and better efficiencies in the future. It'd be a wonderful place to be.

Fred Zinn - Drew Industries Incorporated - President, CEO

Thanks, Jamie.

Operator

Your next question comes from the line of Kevin Leary, Spitfire Capital. Please proceed.

Kevin Leary - Spitfire Capital - Analyst

Hey, guys. Quick question on gross margins; so gross margin declined about 400 basis points year-over-year. And in the press release, it's disclosed that production inefficiencies was about a $3 million cost, which looks like it accounts for about a quarter of the decline in gross margin. Could you just expand a bit on what else is impacting your gross margin this quarter other than the production inefficiencies?

Joe Giordano - Drew Industries Incorporated - CFO, Treasurer

Let me get that into apples and apples for you. The $3 million is a net income number.

Kevin Leary - Spitfire Capital - Analyst

Okay.

Jason Lippert - Drew Industries Incorporated - Chairman, CEO, Lippert Components & Kinro

So if you take that on a pre-tax basis, you're probably closer to, let's just say, $5-million or $6-million impact on your gross margin number. So now when you put that over the $250 million, you're at 2.5%, 3% of the --

Fred Zinn - Drew Industries Incorporated - President, CEO

And some of it shifts between the gross margin and below the line, too, in terms of our incentive compensation plans, so correct. Correct.

Kevin Leary - Spitfire Capital - Analyst

Okay.

Fred Zinn - Drew Industries Incorporated - President, CEO

So you're probably about 3%, is really what's explained in the efficiency stuff we talked about.

Kevin Leary - Spitfire Capital - Analyst

Okay. And new products in adjacent markets, I assume those are starting out a little lower gross profit margin. Would that explain maybe the rest of it? And is there a roadmap to -- or can you talk about the roadmap for the rest of the new products to reach sort of company gross profit margin levels?

Fred Zinn - Drew Industries Incorporated - President, CEO

Yes, I think it's kind of a rolling forecast. You're right; some of the -- most of the difference is due to the newer products. And we will in the -- as we grow in those areas initially, we'll have lower margins. And as products mature, whether it's the aftermarket products or awnings or other products, we'll hopefully recover some of those margins because we'll be more efficient.

So it's hard -- I can't give you an exact picture. But it's -- I think there's a significant impact on margins because of the strength of the growth in these new markets and new products. And some of the balance of the margin deterioration is because of all the scrap, and even maybe more importantly or as importantly, the outsourcing we had to do because of the increased demand in certain product lines where we often supply some of our own let's say components. But we weren't able to do that because we were at capacity in those components, the raw materials that we create ourselves.

So those are the three pieces. Most of it is the labor, undoubtedly. And another part of this other stuff is caused by those same issues, the fact that we were pumping so much product through the facilities that we had to go outside for supply and of raw materials, and had excess scrap.

Jason Lippert - Drew Industries Incorporated - Chairman, CEO, Lippert Components & Kinro

And to add to that, when we're looking at adjacent markets or a product like awnings, our leveling systems that are relatively new, I mean it takes us a couple of years to generate the volume to really be able command the raw materials prices we end up with once we generate that kind of volume.

So we always start out with a product like awnings or new products in adjacent markets would -- have your bill of materials and what we end up with a couple of years down the road after we really generate the volume in those product lines.

Kevin Leary - Spitfire Capital - Analyst

Okay. So then it's fair to say that most of these new products are completely capable of reaching Drew's core gross margins. It's just a matter of time that there aren't any structurally lower industries that you're entering.

Fred Zinn - Drew Industries Incorporated - President, CEO

Yes. I don't know whether they'll wind up to be a couple of points higher or a couple of points lower, and whether it's the aftermarket or trailers or buses. But it should be in that general range. Yes, I would expect margins to be similar.

Kevin Leary - Spitfire Capital - Analyst

Great. That's helpful. Thanks, guys.

Operator

There are no further questions at this time.

Fred Zinn - Drew Industries Incorporated - President, CEO

Very good. Well, I appreciate the time that you've all devoted to Drew and your interest in our business. And we look forward to speaking with you again next quarter when we report our third quarter results. Thank you all again.

Take care.

Operator

Ladies and gentlemen, that concludes today's conference. Thank you for your participation and have a wonderful day.

Editor

COMPANY DISCLAIMERS

This transcript contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities for existing products, acquisitions, plans and objectives of management, markets for the Company's Common Stock and other matters. Statements in this transcript that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 27A of the Securities Act of 1933 (the "Securities Act").

Forward-looking statements, including, without limitation, those relating to our future business prospects, net sales, expenses and income (loss), cash flow, and financial condition, whenever they occur in this transcript are necessarily estimates reflecting the best judgment of our senior management at the time such statements were made, and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by forward-looking statements. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. You should consider forward-looking statements, therefore, in light of various important factors, including those set forth in this transcript, and in our subsequent filings with the Securities and Exchange Commission.

There are a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this transcript, pricing pressures due to domestic and foreign competition, costs and availability of raw materials (particularly steel, steel-based components, and aluminum) and other components, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, availability and costs of labor, inventory levels of retail dealers and manufacturers, levels of repossessed manufactured homes and RVs, changes in zoning regulations for manufactured homes, sales declines in the industries to which we sell our products, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the successful integration of acquisitions, interest rates, oil and gasoline prices, and the outcome of litigation. In addition, international, national and regional economic conditions and consumer confidence affect the retail sale of products for which we sell our components.

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